UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

CHOLESTECH CORPORATION

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3347 Investment Boulevard, Hayward, California 94545

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 732-7200

Not applicable

(Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS
SIGNATURES

ITEM 5 OTHER EVENTS

     Cholestech Corporation (the “Company”) reported in its definitive proxy statement, filed with the Securities and Exchange Commission on Schedule 14A on July 9, 2004, that the total tax fees billed to the Company for the fiscal year ended March 26, 2004 by the Company’s independent public accountants, PricewaterhouseCoopers LLP, was $192,000. The Company disclosed today that the total tax fees of $192,000 consisted of approximately $119,700 for tax compliance services, $8,000 for tax advice and $64,300 for tax planning services.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2004	CHOLESTECH CORPORATION
	By:	/s/ William W. Burke
William W. Burke
Vice President of Finance, Chief Financial Officer, Treasurer and Secretary